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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         August 29, 1997
                                                   ----------------------------


                                     ECOLAB INC.
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                (Exact name of registrant as specified in its charter)



          Delaware                  1-9328                 41-0231510
----------------------------     ---------------       ---------------------
(State or other jurisdiction       (Commission             (IRS Employer
       of incorporation)         File Number)          Identification No.)


Ecolab Center, 370 N. Wabasha, St. Paul, Minnesota            55102
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    (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, include area code:          612-293-2233
                                                 ------------------------------


                                   (Not applicable)
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           (Former name or former address, if changed from last report.)


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Item 5.  OTHER EVENTS.

    On August 29, 1997, Ecolab Inc. (the "Corporation") announced that it will undertake a tender offer for all the outstanding shares of Gibson Chemical Industries Limited ("Gibson") not owned by Ecolab. Gibson is located in Melbourne Victoria, Australia and its shares are traded on the Australian Stock Exchange.

    Beginning in mid-September, a wholly-owned Australia subsidiary of Ecolab plans to offer Gibson shareholders AU$8.25 per share, subject to certain conditions and approval by the Australian Foreign Investment Review Board. The Corporation previously announced that it had accumulated a 14.9% equity stake in Gibson, a manufacturer and marketer of cleaning and sanitizing products, primarily for the Australian and New Zealand institutional, healthcare and industrial markets.

    A copy of the News Release issued by the Corporation on August 29, 1997 is attached as Exhibit (99).


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

              (99) Ecolab News Release dated August 29, 1997.


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ECOLAB INC.



                                  By:/s/Kenneth A. Iverson
                                     ------------------------------------------
                                       Kenneth A. Iverson
                                       Vice President and Secretary


Date:   August 29, 1997


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                                    EXHIBIT INDEX


    EXHIBIT NO.         DESCRIPTION              METHOD OF FILING
    -----------         -----------              ----------------
       (99)             Ecolab News Release      Filed herewith electronically
                        dated August 29, 1997.


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